As filed with the Securities and Exchange Commission on May 21, 1996

                                                  Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ______________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ______________________
                              THE ANDERSONS, INC.
             (Exact name of registrant as specified in its charter)

                                      Ohio
                          (State or other jurisdiction
                       of incorporation or organization)
                                      5150
                          (Primary Standard Industrial
                          Classification Code Number)
                                   34-1562374
                                (I.R.S. employer
                             identification number)

                             480 West Dussel Drive
                              Maumee, Ohio  43537
                                 (419) 893-5050
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ______________________
                               Beverly J. McBride
                         The Andersons Management Corp.
                             480 West Dussel Drive
                              Maumee, Ohio  43537
                                 (419) 893-5050
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ______________________

        Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of the registration statement.
        If the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of Each Class               Proposed Maximum Proposed Maximum Amount of
of Securities to be  Amount to be  Offering Price     Aggregate    Registration
Registered            Registered      Per Unit      Offering Price     Fee

7.7% Ten-Year
   Debentures         $5,000,000        100%         $5,000,000      $1,724
7.0% Five-Year
   Debentures          5,000,000        100%         $5,000,000      $1,724
         Total       $10,000,000                                     $3,448

(1) Estimated solely for purpose of computing the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 21, 1996


                              THE ANDERSONS, INC.
                           _________________________

                                   PROSPECTUS
                           _________________________

                      $5,000,000 7.7 % Ten-Year Debentures
                     $5,000,000 7.0 % Five-Year Debentures

            SUBJECT TO A $1,000 MINIMUM PRINCIPAL AMOUNT REQUIREMENT

        Interest will be payable to the registered holder annually on each anniversary of the original issue date of a Debenture. Interest will begin to accrue at the original issue date of a Debenture, which is the first day of the month following the month in which payment for the Debenture is received by The Andersons, Inc. The Debenture may be redeemed in whole or in part, without premium, at any time upon payment of principal and accrued interest. No sinking fund will be provided for the Debentures which will be unsecured obligations of the Company. Except for the rate of interest and years to maturity, the terms and conditions of the Debentures are identical. See "Description of Debentures."

        The Debentures will not be listed on any national securities exchange. The Company does not expect an over-the-counter market to develop for the Debentures.

        Investors should carefully consider the factors set forth under the caption "Certain Risk Factors," beginning on page 4 hereof.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
 UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                              ____________________

                               Underwriting Discounts   Proceeds to Company (1)
              Price to Public      and Commissions        Maximum    Minimum

Per Debenture      100%                  None              100%        None
Total           $10,000,000              None          $10,000,000     None
____________
(1) Before deduction of expenses payable by the Company, estimated at $25,448.

        The Debentures are offered on a continuous basis direct by the Company and no minimum principal amount of Debentures will be required for the offering to become effective. No commissions or remuneration will be paid for any selling activities hereunder. Subscriptions or inquiries should be directed to the principal administrative offices of The Andersons, Inc., as follows:

                              THE ANDERSONS, INC.
                              Corporate Treasurer
                             480 West Dussel Drive
                               Maumee, Ohio 43537
                                 (419) 893-5050

                  The date of this Prospectus is May 21, 1996.

                             AVAILABLE INFORMATION

        The Anderson, Inc. and its predecessors have been and are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

        The Company has filed with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all t he information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof, which may be obtained from the Commission upon payment of the fees prescribed by the Commission.

        The Company will furnish holders of the Debentures offered hereby, upon request, with its annual report to shareholders containing consolidated financial statements audited by an independent public accounting firm.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Company's Annual Report on Form 10-K for the year ended December 31, 1995 which has been filed by the Company with the SEC, is incorporated herein by reference.

        All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 15 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debentures shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to The Andersons, Inc., 480 West Dussel Drive, Maumee, Ohio 43537, Attention: Corporate Treasurer (Telephone Number (419)891-
6417).

                                    SUMMARY

        The following summary is qualified in its entirety by the detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

        The Andersons, Inc. is engaged primarily in agriculture and retail with several smaller businesses. The Agriculture Group includes grain merchandising, the operation of terminal grain elevator facilities and distribution of agricultural fertilizer. The Retail Group includes the operation of six General Stores and a distribution center. The Business Development Group includes production and distribution of lawn fertilizer and corn cob products, railcar leasing and repair, as well as several smaller businesses. Together with its predecessor partnerships ("The Andersons"), the Company has been in existence since 1947 and has offered debentures under similar terms to this offering for many years. The principal administrative office s of the Company are located at 480 West Dussel Drive, Maumee, Ohio 43537. The general telephone number is (419) 893-5050.

        On January 2, 1996, The Andersons (the partnership) merged with and into its corporate general partner, whose name was changed to The Andersons, Inc. Common shares were issued to former partners and the Company was listed on the Nasdaq National Market, where trading began on February 20, 1996. This listing provided the Company's equity holders a market valuation for their interest and the potential for increased liquidity. In addition, it provided the Company with the ability to access equity markets in the future, the ability to use its own common shares as acquisition currency, greater opportunity to provide performance compensation to its key employees and increased employee ownership.

                                  THE OFFERING

      Securities       *$5,000,000 principal amount 7.7 % Ten-Year Debentures.
                       *$5,000,000 principal amount 7.0 % Five-Year Debentures.
                       *Offered directly by the Company.  Subject to a $1,000
                        minimum principal amount requirement.
      Redemption       *Redeemable at maturity or at the option of the Company
                        for principal plus accrued interest.
      Use of Proceeds  *Add to working capital and general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                          Three months
                         ended March 31            Year ended December 31
                         1996    1995     1995    1994   1993     1992     1991
Ratio of earnings
  to fixed charges      1.66     1.54    1.62    2.42   2.29      2.14     1.47

                         SUMMARY FINANCIAL INFORMATION
                                 (In thousands)

                            Three months
                           ended March 31          Year ended December 31
                           1996      1995       1995         1994        1993
Sales and merchandising
  revenues               $256,115  $206,700   $1,092,410    $968,880   $796,471
Income from operations     $3,446    $1,992      $10,188     $15,171    $11,080
Net income (a)             $1,269    $1,198       $6,273      $9,285     $6,986

                                As of March 31           As of December 31
                           1996     1995        1995        1994         1993
Working Capital          $62,704   $57,719    $58,897      $57,623      $47,795
Total Assets            $469,441  $365,539   $455,518     $344,809     $360,586
Total long-term debt
   and other long-
   term obligations     $80,385    $72,793    $77,743      $74,277      $55,817
Shareholders' equity    $68,741    $66,639    $67,260      $64,870      $56,256

(a) Prior to January 2, 1996, the majority of operations were conducted in a partnership form and therefore the operating results were included in the tax returns of the partners. Income tax expenses for earnings in the corporate form were not material. Net income, as presented herein, for the three months ended March 31, 1995 and the years ended December 31, 1995, 1994, and 1993 include a pro forma provision for income taxes.

                              CERTAIN RISK FACTORS

                Prospective purchasers should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Debentures offered hereby.

Seasonality; Weather Conditions

                The Company operates in three primary segments; Agriculture, Retail and the Business Development Group. The Agriculture Group is the largest segment and its success is highly dependent on the weather in the eastern corn belt (Ohio, Michigan, Indiana and Illinois), primarily during the spring planting season through the summer (wheat) and fall (corn and soybean) harvests. The Group is a merchandiser of grain and a supplier of agricultural inputs and services.

                The Retail Group's business is also highly seasonal with a majority of sales generated in the fourth quarter, during the holiday season. The Business Development Group consists of several smaller businesses, the largest of which is l awn products. This business manufactures and distributes lawn fertilizer for home and professional use and is highly seasonal with the majority of its sales occurring in the first and second quarter. Poor weather conditions during the spring adversely affect consumer purchases of do-it-yourself lawn care products.

Agribusiness Industry

                The recently enacted U. S. Government 1996 Farm Bill removes government-sponsored price supports and acreage set-asides over the next seven years and should result in more acres planted, however, the U.S. Government farm program is subject to change from time to time. The Company's position as a merchandiser of grain and supplier of agricultural inputs and services may allow it to benefit if additional acres are planted and additional bushels are harvested, however, there are no guarantees of additional bushels to handle or that further changes will not be made to the U.S. farm program.

                The Company hedges its grain inventories and contracts in order to limit its exposure to changing prices. This hedging program includes the sale of futures contracts on the Chicago Board of Trade and requires the Company to maintain significant short-term lines of credit with several banks.

                In addition to the effect of weather conditions on the Agriculture Group, the industry is currently experiencing unusual price levels in the grain commodity markets. This has resulted from several factors including lower than average 1995 yields and an increase in export demand resulting in expectations of the lowest carryover stocks in twenty years. This, coupled with poor weather conditions in the 1995 and 1996 planting seasons and a poor 1996 U. S. wheat crop, have driven prices to record levels. The Company monitors current market conditions and may expand or reduce the purchasing program in response to changes in those conditions. In addition, the Company reviews its purchase contracts and the parties to those contracts for delivery risk and provides appropriate reserves for potential defaults and non-delivery. See "Legal Proceedings."

Absence of Public Market for Debentures

                There is no existing trading market for the Debentures and the Company does not expect one to develop. There is, therefore, no assurance that a holder desiring to sell would be able to find a willing buyer or at what price that buyer would be willing to purchase the Debenture.

Subordinated Obligations; Additional Leverage not Restricted

                The Company's obligations under the Indenture are subordinate and junior in right of payment to all senior indebtedness of the Company. The Debentures are of equal rank with other debenture bonds of the Company due through 2004 at interest rates ranging from 6.5% to 10%. In addition, the Indenture does not limit the Company's ability to incur additional indebtedness or issue other securities which would be senior to the Debentures.

Call Feature of the Debentures

                The Debentures are redeemable at maturity by the holder for principal plus accrued interest. The Company has the option to call the Debentures at any time, paying principal plus interest at the date that they are called. A holder of the Debentures has no such option.

                               LEGAL PROCEEDINGS

        The Company's Agriculture segment utilzes grain contracts with producers to originate a portion of its grain purchases. Some producers have, in fact, defaulted or threatened default, arguing that certain of their contracts are unenforceable. The Company believes that this is due, in large part, to unprecedented cash market price volatility. The Company currently is engaged in litigation with several defaulting producers, including one purported class action wherein enforceability of the delivery obligation under the grain contract has been raised as a defense. The Company believes its grain contracts are enforceable obligations and intends to pursue vigorously their enforceability. The Company believes that it has material defenses to these lawsuits and that they will not have a material adverse effect on the Company.

                                USE OF PROCEEDS

                The offering is not underwritten and no assurance can be given as to the amount of proceeds that may be realized by the Company from this offering or when any such proceeds may be received. The net proceeds from the sale of the Debentures will be added to working capital and used for general Corporate purposes with the payment of current maturities of long-term debt as the first priority and funding of capital expenditures as the second priority. The offering is not conditioned upon the sale of any minimum amount of Debentures.

                                 CAPITALIZATION

                The following table sets forth the consolidated capitalization of the Company in thousands, as of March 31, 1996. No effect has been given in the table below to the receipt of any proceeds from the offering described herein, since the amount of proceeds and when the proceeds will be received is uncertain.

                Long-term debt:
                        Notes payable                               $  44,611
                        Debenture bonds                                15,504
                        Industrial development revenue bonds           12,352
                        Other                                             516
                                Total long-term debt                $  72,983

                Minority interest                                   $     884
                Shareholders' equity:
                        Common shares                               $      84
                        Additional paid-in capital                     66,659
                        Retained earnings                               1,998
                                Total shareholders' equity          $  68,741
                                        Total capitalization        $ 142,608

                See Notes 6, 7, 8, 9 and 11 to the Consolidated Financial Statements for additional information as to the lines of credit, long-term debt, owners' equity, leases and commitments of the Company.

                           DESCRIPTION OF DEBENTURES

                The Debentures offered hereby are to be issued under an Indenture, dated as of October 1, 1985, as supplemented by a Fifteenth Supplemental Indenture, dated as of January 2, 1996, between the Company (previous Supplemental Indentures were with the Partnership) and Fifth Third Bank, as Trustee (the "Trustee"). Under the Fifteenth Supplemental Indenture the current successor Company assumed all Partnership obligations under the Indenture, including the payment of principal and interest on the previously issued debentures. Except for the rate of interest and years to maturity, the terms and conditions of the Debentures, including all debentures previously issued under the Indenture, are identical. The following summaries of certain provisions of the Indenture are not complete definitions and are subject to and qualified by reference to all the provisions of and definitions in the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Wherever particular Sections of defined terms of the Indenture are referred to, it is intended that such Sections or defined terms shall be incorporated herein by reference.

                                    General

                The Debentures are not limited in principal amount by the Indenture either in the aggregate or as to any series. The Debentures will be unsecured direct obligations of the Company and any successor entities. In this connection, the Indenture provides that the Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any corporation or other entity or person, unless the successor expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of, and interest on, all outstanding debentures issued under the Indenture, including the Debentures. Due and punctual payments of principal and interest were assumed by the Company on all of the outstanding debentures of the Partnership as part of the Fifteenth Supplemental Indenture and the merger.

                Although it has no present plans, understandings or arrangements, the Company may in the future, in order to meet capital requirements, issue unsecured debt, which by its terms would be senior to the Debentures. Upon any insolvency o r bankruptcy proceedings, or any other receivership, liquidation, reorganization or similar proceedings, the holders of any such senior debt, or of any secured debt of the Company would be entitled to receive payment in full before the holders of the Debentures are entitled to receive any payment of principal or interest on the Debentures. The Indenture contains no restriction against the issuance by the Company of additional indebtedness, including unsecured debt senior to the Debentures, or secured debt. The Debentures are of equal rank with other debenture bonds of the Company due through 2004 at interest rates ranging from 6.5% to 10%. See
Note 7 of the Notes to the Consolidated Financial Statements with respect to the Company's secured borrowings.

                The Indenture contains no minimum working capital, current ratio or other such requirements, or any protective provisions in the event of a highly leveraged transaction. No such transactions are contemplated.

                The Debentures will be issued as of the first of the month next following the month in which payment for the Debentures is received by the Company. The Debentures offered hereby will be due five years or ten years from their Original Issue Date, subject to the right of the Company to redeem the Debentures at any time by payment of the principal amount plus accrued interest to the date of redemption (Section 1101) and will bear interest at the rate per annum shown on the front cover of this Prospectus, payable annually, commencing one year from their Original Issue Date, to the holder of record at the close of business on the fifteenth day next preceding the Interest Payment Date. (Section 301.) Principal and interest will be payable, and the Debentures will be transferable, at the office of the Trustee, Corporate Trust Services, Mail Drop 1090D2, 38 Fountain Square Plaza, Cincinnati, Ohio, 45263, provided that any payment of interest or principal may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Debenture Register. (Sections 301 and 307.)

                The Debentures will be issued only in fully registered form without coupons in denominations of $1,000 or any multiple thereof. (Section 302.) No service charge will be made for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305.)

                Debentures may be issued in series from time to time upon the written order of the Company in such aggregate principal amount as is authorized by the Board of Directors of the Company. (Section 311.) The Debentures do not provide for any sinking fund. As of March 31, 1996, there were outstanding Debentures issued by the Partnership and assumed by the Company in the merger transaction in the total principal amount of $21 million.

                            Modification and Waiver

                Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the holders of 66 2/3 % in principal amount of the outstanding Debentures, and, in case one or more but less than all the series o f Debentures issued under the Indenture are so affected, of at least 66 2/3 % in principal amount of the Debentures of each series affected thereby consenting as a separate class. No such modification or amendment may, without the consent of the holder of each Debenture affected thereby, (a) change the stated maturity date of the principal of, or any installment of interest on, any Debenture; (b) reduce the principal amount of, or the interest on, any Debenture; (c) change the place or currency o f payment of principal or interest on any Debenture; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture;
(e) reduce the above-stated percentage of holders of Debentures necessary to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debentures necessary to waive any past default to less than a majority. The holders of 66 % in principal amount of the outstanding Debentures ma y waive compliance by the Company with certain restrictions. (Sections 902 and 1006.)

                               Events of Default

                The following will be events of default: (a) failure to pay principal when due; (b) failure to pay any interest when due, continued for 30
days;   (c) failure to perform any other covenant of the Company, continued for
60 days after written notice; and (d) certain events in bankruptcy, insolvency or reorganization. The Trustee may withhold notice to the holders of Debentures of any default (except in the payment of principal or interest) on the Debentures if it considers such withholding to be in the interests of the holders. (Section 501 and 602.)

                If a default shall happen and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Debentures may accelerate the maturity of all outstanding Debentures, and prior to acceleration of maturity of t he Debentures, the holders of a majority in principal amount may waive any past interest. The holders of a majority in principal amount of the outstanding Debentures may waive a default resulting in acceleration of the Debentures, but only if all de faults have been remedied and all payments due (other than by acceleration) have been made. (Sections 502 and 513.)

                Each holder of a Debenture has the unconditional right to receive the payment of principal and interest when due and to institute suit for the enforcement of such payment. (Section 508.)

                                  The Trustee

                Subject to provisions relating to its duties in the case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless such holders have offered to the Trustee reasonable indemnity. (Section 603.) Subject to such provisions for indemnification, the holders of a majority in principal amount of the outstanding Debentures will be entitled to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. (Section 512.)

                The Company is required to furnish to the Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the Indenture and as to the absence of default. (Section 1004.)

                              PLAN OF DISTRIBUTION

                This offering of Debentures is not underwritten. There can be no assurance that any minimum amount of Debentures will be sold pursuant to the offering contemplated hereby. The Debentures are being sold by the Company for its own account and no commissions or remuneration will be paid for any selling activities in connection with the sale of the Debentures contemplated hereby.

                                 LEGAL OPINIONS

                The legality of the Debentures offered hereby and matters with respect to Ohio law have been passed on by Beverly J. McBride, Esq., General Counsel and Corporate Secretary of the Company. Beverly J. McBride holds 38,001 common shares of the Company as well as options to purchase an additional 2,910 common shares.

                                    EXPERTS

                The consolidated financial statements of The Andersons, Inc. at January 2, 1996, December 31, 1995 and December 31, 1994 and for each of the three years in the period ended December 31, 1995, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, in their report thereon and incorporated by reference therein. Such financial statements are incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
               __________________________________________________

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Debentures to which it relates or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that information contained herein is correct at any time subsequent to its date. The Registrant will comply with its obligations under applicable securities laws to file and deliver any necessary supplement to this Prospectus.

                                    PART II


                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution

                The following are additional estimated expenses of the offering described in the Prospectus:

                Printing                                      $ 3,000
                Accounting fees                                 5,000
                Legal fees                                     10,000
                Blue Sky Qualifications and Expenses            3,000
                Securities and Exchange Commission filing fees  3,448
                Miscellaneous                                   1,000
                        Total                                 $25,448

Item 15. Indemnification of Directors and Officers.

                Section 1701.59 of the Ohio General Corporation Law, inter alia, empowers an Ohio corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                Section 1701.59 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to
indemnify him or her under Section 1701.59.   The Company maintains policies
insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including certain liabilities under the Securities Act of 1933.

                Article IV of the Code of Regulations of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Code of Regulations provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Ohio General Corporation La w, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The Code of Regulations further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

                Article Sixth of the Company's Restated Articles of Incorporation limits to the fullest extent permitted by the Ohio General Corporation Law as the same exists or may have been amended, the personal liability of the Company's director s to the Company or its shareholders for monetary damages for a breach of their fiduciary duty as directors. Section 1701.59 of the Ohio General Corporation Law currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 1701.59 of the Ohio General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Ohio General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

Exhibit
Number          Description

3.1             Articles of Incorporation (Incorporated by reference to Exhibit
                3.3 to Registration Statement No. 33-58963).

3.2 Code of Regulations (Incorporated by reference to Exhibit 3.4 to Registration Statement No. 33-58963).

4.1             Form of Indenture dated as of October 1, 1985, between The
                Andersons and Ohio Citizens   Bank, as Trustee.  (Incorporated
                by reference to Exhibit 4(a) in Registration Statement No.  33-
                819).

4.2 The Fifteenth Supplemental Indenture dated as of January 2, 1996, between The Andersons, Inc. and Fifth Third Bank, successor Trustee to an Indenture between The Andersons and Ohio Citizens Bank, dated as of October 1, 1985 (Incorporated by reference to Exhibit 4.4 to registrant's 1995 Annual Report on Form 10-K).

5.1 Opinion of Beverly J. McBride, dated May 21, 1996, as to the validity of the securities being registered hereby.

12              Computation of Ratio of Earnings to Fixed Charges

23.1            Consent of Independent Auditors.

23.2 Consent of Beverly J. McBride (included in the opinion filed as Exhibit 5.1).

24.1            Powers of Attorney (included on signature page).

25              Statement of Eligibility and Qualification on Form T-1 of Fifth
                Third Bank, as Trustee under   the Trust Indenture Act of 1939
                (Incorporated by reference to Exhibit 26 in Registration Statement 33-62442).

Item 17.  Undertakings.

                The undersigned registrant hereby undertakes:
                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on this 21st day of May, 1996.


                                         THE ANDERSONS, INC.


                                         By: /s/Richard P. Anderson
                                             Richard P. Anderson
                                             President and Chief Executive
                                             Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature
                                   Title
                                                                  Date


/s/Richard P. Anderson      President and Chief Executive        5/21/96
Richard P. Anderson            Officer, Director

/s/Richard M. Anderson      Director                             5/21/96
Richard M. Anderson

/s/Thomas H. Anderson       Chairman of the Board, Director      5/21/96
Thomas H. Anderson

/s/John F. Barrett          Director                             5/21/96
John F. Barrett

/s/Gary L. Smith            Corporate Treasurer                  5/21/96
Gary L. Smith

/s/Dale W. Fallat           Director                             5/21/96
Dale W. Fallat

/s/Richard R. George        Corporate Controller and             5/21/96
Richard R. George              Principal Accounting Officer

/s/Paul M. Kraus            Director                             5/21/96
Paul M. Kraus

/s/Daniel T. Anderson       Director                             5/21/96
Daniel T. Anderson

/s/Donald M. Mennel         Director                             5/21/96
Donald M. Mennel

/s/Donald E. Anderson       Director                             5/21/96
Donald E. Anderson

/s/David L. Nichols         Director                             5/21/96
David L. Nichols

/s/Michael J. Anderson      Director                             5/21/96
Michael J. Anderson

/s/Janet M. Schoen          Director                             5/21/96
Janet M. Schoen


By: /s/Thomas H. Anderson    5/21/96
Attorney-in-fact

                             SUBSCRIPTION AGREEMENT

        FOR 7.7 % TEN-YEAR DEBENTURES AND 7.0 % FIVE-YEAR DEBENTURES OF

                              THE ANDERSONS,  INC.


(I) (We) hereby subscribe for:

         ____________________________ multiple(s) of 7.7 % Ten-Year Debentures

         ____________________________ multiple(s) of 7.0 % Five-Year Debentures of The Andersons, Inc. at face value. Each multiple is $1,000. Herewith find $__________________ in full payment thereof.

The Debentures should be registered and issued in the following mode of ownership: (ONLY ONE MODE OF OWNERSHIP MAY BE SELECTED)

        1.      ________________________ an individual.
                            (Name)

        2.      ________________________ and  ________________________ as joint
                          (Name)                        (Name)

                tenants with right of survivorship and not as tenants in common.

        3.      ________________________ and  ________________________ as
                          (Name)                        (Name)


        4.      ________________________ as custodian for _____________________
                          (Name)                                 (Name)

                under the Uniform Gifts to Minors Act, as applicable.

        5.      ________________________ trustee for  ________________________.
                          (Name)                              (Name)


        I acknowledge receipt of a copy of the current Prospectus of The Andersons, Inc. with respect to the offering of the above Debentures subscribed for hereby which will be issued, and interest will begin to accrue, as of the first day of the mo nth following the month in which payment of the Debentures has been received by the Andersons, Inc. Under the penalties of perjury, I certify that the information listed below is true, correct and complete.

Dated_________________________  Signed__________________________________

                                Signed__________________________________

        Please print name, address, social security number and telephone number of registered owner(s).

____________________________________     ______________________________________
               (Name)                                      (Name)

____________________________________     ______________________________________
              (Street)                                    (Street)

____________________________________     ______________________________________
    (City, State and Zip Code)                   (City, State and Zip Code)

____________________________________     ______________________________________
    (Social Security Number or                (Social Security Number or
        Federal I.D. Number)                      Federal I.D. Number)

____________________________________     ______________________________________
   (Area Code)(Telephone Number)             (Area Code)(Telephone Number)

Make check payable to: The Andersons, Inc.

Mail to: The Andersons, Inc.
              Corporate Treasurer
              P. O. Box 119
              Maumee, Ohio 43537

For tax reporting purposes, the following Social Security or Federal I.D. number should be used: ______________________________________________